                                                                     EXHIBIT 4.1

 THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS
    THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO
         THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                                CONVERTIBLE NOTE
                                ----------------


                                                                27.10, 1997


     FOR VALUE RECEIVED, the undersigned, PIXTECH, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of SUMITOMO CORPORATION, a
      --------
Japanese corporation (the "Lender"), the unpaid principal amount of the
                           ------
Convertible Loan outstanding from time to time (the original principal amount being Five Million United States Dollars (US $5,000,000)), and interest accrued thereon, at the times and in the amounts set forth in the Credit Agreement dated as of July 21, 1997, by and between the Borrower and the Lender, (the "Credit
                                                                       ------
Agreement").  Capitalized terms used herein without definition have the
---------
respective meanings set forth in the Credit Agreement.

     This Note is the "Convertible Note" referred to in, and is entitled to the benefits of, the Credit Agreement. Reference is hereby made to the Loan Documents for the rights and obligations of payment and prepayment, collateral security, Events of Default and the rights of acceleration of the maturity hereof upon the occurrence of an Event of Default.

1.        Conversion of the Note.
          ----------------------

     1.1.      Voluntary Conversion.  Subject to the terms and conditions of
               --------------------
this Note and the Credit Agreement, from time to time after the 18-month anniversary of the date of execution of this Note, the Lender may elect to convert all or any portion of the outstanding principal balance of this Note (in each case, the "Conversion Amount"), into Common Stock of the Borrower. The
                -----------------
number of shares of Common Stock issuable upon conversion of the Conversion Amount (the "Conversion Shares") shall be equal to (a) the Conversion Amount
             -----------------
divided by (b) an amount equal to eighty percent (80%) of the average Closing
----------
Price over the twenty (20) consecutive Trading Days immediately prior to the date of the Conversion Notice (as defined below) (subject to appropriate adjustments in the event of any subdivision, reclassification, consolidation or the like). For the purpose hereof, (i) "Closing Price" means the closing price
                                         -------------
for shares of Common Stock on the NASDAQ national market system, and (ii)

"Trading Day" means any day on which trading of the Common Stock is conducted on
------------
the NASDAQ national market system.

     1.2  Conversion Procedure.  The conversion of the Conversion Amount into
          --------------------
Conversion Shares shall be made upon written notice by the Lender to the Borrower (the "Conversion Notice"), given on or before the third Business Day
               -----------------
prior to the proposed date of conversion (the "Conversion Date") and delivered
                                               ---------------
to the Borrower at the address set forth in the Credit Agreement. The Conversion Notice shall set forth the name of the Person in whose name the stock certificate for the Conversion Shares is to be issued, the number of Conversion Shares into which the Conversion Amount is to be converted and the Conversion Date. The Borrower shall deliver or cause to be delivered at its address set forth in the Credit Agreement a stock certificate representing the Conversion Shares, which shares shall be fully paid and nonassessable. The Borrower shall record the Lender as the owner of the Convertible Shares on the records of the Borrower.

      1.3. Obligations Under Note.  This Note shall cease to be an
           ----------------------
obligation of the Borrower as of the date upon which all of the outstanding principal balance of this Note shall have been converted into Conversion Shares and all interest accrued thereon shall have been paid.

      1.4. Principal Upon Conversion.  Upon conversion, the Conversion
           -------------------------
Amount shall be deemed to be repaid in full by the Borrower to the Lender.

      1.5. Taxes on Conversion.  The Borrower shall pay any documentary,
           -------------------
stamp or similar issue or transfer tax due on the issuance of Conversion Shares.

2.    No Shareholder Rights.  The Lender shall not be entitled to any rights
      ---------------------
as a shareholder in the Borrower until the Lender has converted this Note or any portion of the amount owing hereunder.

3.    Reservation of Stock.  The Borrower covenants that during the period
      --------------------
in which this Note is convertible, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of this Note. The Borrower agrees that its execution of this Note shall constitute a grant of full authority to its officers charged with the duty of executing stock certificates to execute and issue the necessary certificates for Conversion Shares upon the conversion of this Note.

4.    Loss, Theft, Destruction or Mutilation of Note.  Upon receipt by the
      ----------------------------------------------
Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Borrower, and upon reimbursement to the Borrower of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Borrower will make and deliver a new Note in the same form as this Note, in lieu of this Note.

5.    Governing Law.  This Note shall be governed by, and construed and
      -------------
enforced in accordance with, the laws of the State of California.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the day and year first above written.

                              PIXTECH INC.


                                 /s/ Yves Morel
                              By:    Yves Morel
                              Title: Chief Financial Officer

                                      -3-